UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 17, 2020

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

11951 Freedom Drive	Reston	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

 Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2020 (the “Closing Date”), Leidos Holdings, Inc. (“Leidos”), Leidos, Inc., a Delaware corporation and a wholly-owned subsidiary of Leidos, as borrower (the “Borrower”), and certain other wholly-owned domestic subsidiaries of Leidos, as guarantors (collectively, the “Subsidiary Guarantors” and, together with Leidos and the Borrower, collectively, the “Loan Parties”), entered into a Credit Agreement (the “Credit Agreement”), with the lenders party thereto and Citibank, N.A., as administrative agent. The Credit Agreement provides for (i) a senior unsecured term loan A facility in an aggregate principal amount of $1,925,139,000 (the “Term Loan Facility”) and (ii) a $750,000,000 senior unsecured revolving facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Credit Facilities”). The Credit Facilities will mature five years from the Closing Date, subject to up to two additional one-year extensions pursuant to the terms of the Credit Agreement.

Leidos and the Borrower used the proceeds of the Term Loan Facility and cash on hand on the Closing Date to (i) repay in full all indebtedness, and terminate all commitments, under, and discharge and release all guarantees and liens existing in connection with, (x) that certain Credit Agreement, dated as of August 16, 2016, among Leidos, the Borrower, Citibank, N.A., as administrative agent, and the lenders, other agents and other parties party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date) and (y) that certain Credit Agreement, dated as of August 16, 2016, among Leidos, the Borrower (as successor borrower to Leidos Innovations Corporation), Citibank, N.A., as administrative agent, and the lenders, other agents and other parties party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date) (collectively, the “Terminated Credit Agreements”) and (ii) pay certain fees, costs and expenses related to the refinancing of the Terminated Credit Agreements. The Borrower did not borrow any loans under the Revolving Facility on the Closing Date. Leidos and the Subsidiary Guarantors guarantee the obligations under the Credit Agreement. As a result of the termination of the liens under the Terminated Credit Agreements, the liens securing Leidos’ outstanding notes due 2020 and notes due 2040 were also released and such notes are now Leidos’ senior unsecured obligations and are guaranteed by the Borrower.

Borrowings under the Credit Agreement bear interest at a rate determined, at our option, based on either an alternate base rate or a LIBOR rate plus, in each case, an applicable margin that varies depending on the credit rating of the Borrower. The Borrower will pay to the lenders under the Revolving Facility a commitment fee equal to a certain percentage of the aggregate daily amount of unused commitments under the Revolving Facility. The applicable margin and commitment fee rate will be determined as shown in the following table:

	Ratings (S&P/Moody’s/Fitch)	LIBOR Margin (% per annum)	ABR Margin (% per annum)	Commitment Fee Rate (% per annum)
Level 1	BBB+/Baa1/BBB+ or above	1.125%	0.125%	0.125%
Level 2	BBB/Baa2/BBB	1.250%	0.250%	0.150%
Level 3	BBB-/Baa3/BBB-	1.375%	0.375%	0.200%
Level 4	BB+/Ba1/BB+	1.625%	0.625%	0.250%
Level 5	BB/Ba2/BB or below	1.750%	0.750%	0.300%

Based on our current ratings, the applicable margin for LIBOR-denominated borrowings and commitment fee rate are 1.375% and 0.200%, respectively.

The Credit Agreement contains certain customary representations and warranties, as well as certain customary affirmative and negative covenants. The Credit Agreement’s negative covenants restrict the activities of the Loan Parties and Leidos’ other subsidiaries, including, among other things, such Loan Party’s or subsidiary’s ability to (i) create certain liens on its assets, (ii) dispose of substantially all of its assets, (iii) merge, liquidate, dissolve, change its business or consolidate with other entities, (iv) effect sale-and leaseback transactions, and (v)

enter affiliate transactions. The Credit Agreement also restricts the ability of Leidos’ subsidiaries that are not Loan Parties to incur debt and issue preferred stock.

The financial covenants in the Credit Agreement require that the Borrower maintains, as of the last day of each fiscal quarter (beginning with the second fiscal quarter of 2020), (1) a ratio of adjusted consolidated total debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not more than 3.75 to 1.00, subject to two increases to 4.50 to 1.00 following a material acquisition, and (2) a ratio of EBITDA to consolidated interest expense of not less than 3.50 to 1.00.

The Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events, inability to pay debts as they become due, actual or asserted invalidity of guarantees and the material inaccuracy of our representations and warranties.

The foregoing description does not purport to be complete and is subject to and is qualified in its entirety by reference to all of the provisions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, the Borrower repaid in full all indebtedness, and terminated all commitments, under, and discharged and released all guarantees and liens existing in connection with the Terminated Credit Agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements or Registrant.

The descriptions of the financing arrangements in Item 1.01 of this Current Report are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this report.

Exhibit 10.1	Credit Agreement, dated January 17, 2020, by and among Leidos Holdings, Inc., Leidos, Inc., the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2020	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel